AUCTION PREFERRED SHARES
                             2,510 SHARES, SERIES A
                             2,510 SHARES, SERIES B

                  NEUBERGER BERMAN INCOME OPPORTUNITY FUND INC.

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              September 22, 2003

Citigroup Global Markets Inc.

As Representative of the Several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

     The undersigned, Neuberger Berman Income Opportunity Fund Inc., a Maryland corporation (the "Fund"), Neuberger Berman Management Inc., a New York corporation (the "Investment Adviser") and Neuberger Berman, LLC, a Delaware limited liability company (the "Subadviser" and, together with the Investment Adviser, the "Advisers"), address you as Underwriter and as the representative (the "Representative") of each of the other persons, firms and corporations, if any, listed in Schedule I hereto (herein collectively called "Underwriters"). The Fund proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of 2,510 shares of Series A Auction Preferred Shares and 2,510 shares of Series B Auction Preferred Shares, each $0.0001 par value per share, $25,000 liquidation preference per share, of the Fund (collectively, the "Preferred Shares"), to the several Underwriters. The Preferred Shares will be authorized by, and subject to the terms and conditions of the Articles of Incorporation of the Fund, including the Articles Supplementary, in the form filed as an appendix to the statement of additional information that is part of the Registration Statement referred to in Section 1 of this Agreement. Unless otherwise stated, the term "you" as used herein means Citigroup Global Markets Inc., individually on its own behalf.

     The Fund and the Advisers wish to confirm as follows their agreements with you and the other several Underwriters on whose behalf you are acting in connection with the several purchases of the Preferred Shares by the Underwriters.

     The Fund has entered into an Investment Management Agreement with the Investment Adviser dated June 24, 2003, an Administration Agreement with the Investment Adviser dated June 24, 2003, a Custodian Contract with State Street Bank and Trust Company dated June 24, 2003, a Transfer Agency Agreement with The Bank of New York dated June 24, 2003 and an Auction Agency Agreement with The Bank of New York dated September 25, 2003, and such agreements are herein referred to as the "Management Agreement", the "Administration Agreement", the

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"Custodian Agreement", the "Transfer Agency Agreement" and the "Auction Agency
Agreement", respectively. The Investment Adviser has entered into an investment sub-advisory agreement with the Subadviser dated June 24, 2003, and such agreement is herein referred to as the "Sub-Advisory Agreement". Collectively, the Management Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement are herein referred to as the "Fund Agreements". This Underwriting Agreement is herein referred to as the "Agreement". In addition, the Fund has adopted a dividend reinvestment plan (the "Dividend Reinvestment Plan") pursuant to which holders of shares of common stock, par value $0.0001 per share, of the Fund (the "Common Shares") shall have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

     1. REGISTRATION STATEMENT AND PROSPECTUS. The Fund has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations") and the 1940 Act (the "1940 Act Rules and Regulations" and, together with the 1933 Act Rules and Regulations, the "Rules and Regulations") a registration statement on Form N-2 (File Nos. 333-107448 and 811-21334) under the 1933 Act and the 1940 Act and may, pursuant to the Rules and Regulations, prepare and file an additional registration statement relating to a portion of the Preferred Shares pursuant to Rule 462(b) of the 1933 Act Rules and Regulations (a "462(b) Registration Statement") (collectively, the "registration statement"), including a prospectus (including any statement of additional information) relating to the Preferred Shares and a notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A (the "1940 Act Notification"). The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective under the 1933 Act or, if the registration statement became effective under the 1933 Act prior to the execution of this Agreement, as amended or supplemented, at the time it became effective prior to the execution of this Agreement, and includes any information deemed to be included by Rule 430A under the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed under the 1933 Act and must be declared effective before the offering of the Preferred Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. For the avoidance of doubt, if the Fund has filed a 462(b) Registration Statement, the term "Registration Statement" as used in this Agreement shall include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus (including the statement of additional information) in the form included in the Registration Statement or, if the prospectus (including the statement of additional information) included in the Registration Statement omits information in reliance on Rule 430A and such information is included in a prospectus (including the statement of additional information) filed with the Commission pursuant to Rule 497(h) under the 1933 Act Rules and Regulations, the term "Prospectus" as used in this Agreement means the prospectus (including the statement of additional information) in the form

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included in the Registration Statement as supplemented by the addition of the information contained in the prospectus (including the statement of additional information) filed with the Commission pursuant to Rule 497(h). The term "Prepricing Prospectus" as used in this Agreement means the prospectus (including the statement of additional information) subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission and as such prospectus (including the statement of additional information) shall have been amended from time to time prior to the date of the Prospectus, together with any other prospectus (including any other statement of additional information) relating to the Fund other than the Prospectus.

     The Fund has furnished the Representative with copies of such Registration Statement, each amendment to such Registration Statement filed with the Commission and each Prepricing Prospectus.

     2. AGREEMENTS TO SELL AND PURCHASE. The Fund hereby agrees, subject to all the terms and conditions set forth herein, to issue and to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Fund and the Advisers herein contained and subject to all of the other terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Fund at a purchase price of $25,000 per Preferred Share, the number of Preferred Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Preferred Shares increased as set forth in Section 10 hereof).

     3. TERMS OF PUBLIC OFFERING. The Fund and the Advisers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Preferred Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Preferred Shares upon the terms set forth in the Prospectus.

     4.   DELIVERY OF PREFERRED SHARES AND PAYMENTS THEREFOR.

          (a) Delivery to the Underwriters of and payment to the Fund for the Preferred Shares and compensation of the Underwriters with respect thereto shall be made at the office of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 or through the facilities of the Depository Trust Company or another mutually agreeable facility, at 9:00 A.M., New York City time, on September 25, 2003 (the "Closing Date"). The place of closing for the Preferred Shares and the Closing Date may be varied by agreement between you and the Fund.

          (b) Certificates for the Preferred Shares, if any, shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time on the second business day preceding the Closing Date. Such certificates, if the Fund determines to issue any certificates, will be made available to you in New York City for inspection and packaging not later than 9:00 A.M., New York City time, on the business day next preceding the Closing Date. The certificates, if any, evidencing the Preferred Shares to be purchased hereunder shall be delivered to you on

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     the Closing Date through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefor in immediately available funds to the order of the Fund.

     5. AGREEMENTS OF THE FUND AND THE ADVISERS. The Fund and the Advisers, jointly and severally, agree with the several Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective under the 1933 Act before the offering of the Preferred Shares may commence, the Fund will use its reasonable best efforts to cause the Registration Statement or such post-effective amendment to become effective under the 1933 Act as soon as possible. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the 1933 Act Rules and Regulations, the Fund will file a Prospectus including such information pursuant to Rule 497(h) of the 1933 Act Rules and Regulations, as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Preferred Shares or the date the Prospectus is first used after the effective date of the Registration Statement. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497 (c) or (j) of the 1933 Act Rules and Regulations as promptly as practicable, but no later than the fifth business day following the date of the later of the effective date of the Registration Statement or the commencement of the public offering of the Preferred Shares after the effective date of the Registration Statement. The Fund will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement or such post-effective amendment has become effective and (ii) when the Prospectus has been timely filed pursuant to Rule 497(c) or Rule 497(h) of the 1933 Act Rules and Regulations or the certification permitted pursuant to Rule 497(j) of the 1933 Act Rules and Regulations has been timely filed, whichever is applicable.

          (b) The Fund will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request made by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or for additional information, (ii) of the issuance by the Commission, the NASD, Inc. (the "NASD") (to the extent received by the Fund), any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official of any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Prepricing Prospectus, of any notice pursuant to Section 8(e) of the 1940 Act, of the suspension of qualification of the Preferred Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for any such purposes, (iii) of receipt by the Fund, the Advisers, any of their officers or any attorney of the Fund or the Advisers

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     of any other material communication from the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official relating to the Registration Statement, the 1940 Act Notification, the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing), this Agreement or any of the Fund Agreements and (iv) within the period of time referred to in paragraph (f) below, of any material, adverse change in the condition (financial or other), business, business prospects, properties, net assets or results of operations of the Fund (other than as a result of changes in market conditions generally) or any event which has or would reasonably be expected to have a material adverse effect on the ability of the Adviser or the Sub-Adviser to perform their respective obligations under this Agreement, the Management Agreement or the Sub-Advisory Agreement, as the case may be, or of the happening of any event (but as to each of the Fund or an Adviser, an event known to that respective entity) which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing) untrue or which requires the making of any additions to or changes in the Registration Statement, the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing) in order to state a material fact required by the 1933 Act, the 1940 Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein (in the case of a Prospectus or Prepricing Prospectus, in light of the circumstances under which they were made) not misleading or of the necessity to amend or supplement the Registration Statement, the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing) to comply with the 1933 Act, the 1940 Act, the Rules and Regulations or any other law or order of any court or regulatory body. If at any time the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official shall issue any order suspending the effectiveness of the Registration Statement, prohibiting or suspending the use of the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing) or suspending the qualification of the Preferred Shares for offering or sale in any jurisdiction, the Fund will use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time, and you, on behalf of the Underwriters, shall cooperate with the Fund to obtain such withdrawal.

          (c) The Fund will furnish to you, without charge, one signed copy of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto (except any post-effective amendment required by Rule 8b-16 of the 1940 Act Rules and Regulations which is filed with the Commission after the later of (x) one year from the date of this Agreement and (y) the date on which the distribution of the Preferred Shares is completed) and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto (except any post-effective amendment required by Rule 8b-16 of the 1940 Act Rules and Regulations which is filed with the Commission after the later of

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     (x) one year from the date of this Agreement and (y) the date on which the distribution of the Preferred Shares is completed), with or without exhibits, as you may reasonably request.

          (d) Within five years from the date hereof, the Fund will not (i) file any amendment (except any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of
     (x) one year from the date of this Agreement or (y) the date on which the distribution of the Preferred Shares is completed) to the Registration Statement or make any amendment or supplement to the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing) of which you shall not previously have been advised or to which you shall reasonably object within a reasonable time after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales of Preferred Shares by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), without delivering a copy of such information, documents or reports to you, as Representative of the Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Fund has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of any Prepricing Prospectus. The Fund consents to the use, in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Preferred Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Fund.

          (f) As soon after the execution and delivery of this Agreement as reasonably possible and thereafter from time to time, for such period as in the opinion of counsel for the Underwriters a prospectus is required by the 1933 Act to be delivered in connection with sales of Preferred Shares by any Underwriter or dealer, the Fund will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Fund consents to the use of the Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the 1933 Act, with the securities or Blue Sky laws of the jurisdictions in which the Preferred Shares are offered by the several Underwriters and by all dealers to whom Preferred Shares may be sold and with other applicable laws and regulations, both in connection with the offering or sale of the Preferred Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection with sales of Preferred Shares by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Fund or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading or if it is necessary to supplement or amend the Prospectus to comply with the 1933 Act, the 1940 Act, the Rules and Regulations or any other federal law, rule or regulation

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     or any state securities or Blue Sky disclosure laws, rules or regulations, the Fund will forthwith prepare and, subject to the provisions of paragraph
     (d) above, file with the Commission an appropriate amendment or supplement thereto and will furnish as expeditiously as reasonably possible to the Underwriters and dealers, without charge, such number of copies thereof as they shall reasonably request; provided, however, if such amendment or supplement is required solely as a result of a material misstatement in or material omission from the information furnished by or on behalf of an Underwriter to the Fund or the Advisers expressly for use in the Registration Statement or the Prospectus, then the Fund shall deliver such amendment or supplement at cost. In the event that the Prospectus is to be amended or supplemented, the Fund, if reasonably requested by you, will promptly issue a press release announcing or disclosing any material matters to be covered by the proposed amendment or supplement.

          (g) The Fund will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification, if necessary, of the Preferred Shares for offering and sale by the several Underwriters and by dealers as may be required under the applicable securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents, if any, necessary or appropriate in order to effect such registration or qualification; provided, however, that the foregoing shall not apply to the extent that the Preferred Shares are "covered securities" that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act, and provided further that in no event shall the Fund be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Preferred Shares, in any jurisdiction where it is not now so subject.

          (h) The Fund will make generally available to its security holders an earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 18 months thereafter, as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations.

          (i) The Fund will comply with the undertaking set forth in paragraph 6 of Item 33 of Part C of the Registration Statement.

          (j) During the period of three years hereafter, the Fund will furnish to you (i) as soon as available, a copy of each report of the Fund mailed to shareholders or filed with the Commission or furnished to the American Stock Exchange ("AMEX") (other than reports on Form N-SAR or Form N-CSR), provided such report or the information contained therein is publicly available and (ii) from time to time such other information concerning the Fund as you may reasonably request.

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          (k)  If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Fund or the Advisers to comply with any material terms in this Agreement or because any of the conditions of this Agreement required to be complied with or fulfilled by them are not satisfied, the Fund and the Advisers, jointly and severally, agree to reimburse the Representative for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith, but the Fund and the Advisers shall in no event be liable for any internal cost of the Underwriters or any loss of anticipated profits or speculative, consequential or similar damages for such termination.

          (l) The Fund will direct the investment of the net proceeds of the offering of the Preferred Shares in such a manner as to comply with the investment objectives, policies and restrictions of the Fund as described in the Prospectus.

          (m) The Fund will file the requisite copies of the Prospectus with the Commission in a timely fashion pursuant to Rule 497(c) or Rule 497(h) of the 1933 Act Rules and Regulations, whichever is applicable or, if applicable, will file in a timely fashion the certification permitted by Rule 497(j) of the 1933 Act Rules and Regulations and will advise you of the time and manner of such filing.

          (n) Except as provided in this Agreement or pursuant to any dividend reinvestment plan of the Fund in effect on the date hereof, neither the Fund nor the Advisers will sell, contract to sell or otherwise dispose of or hedge, any senior securities (as defined in the 1940 Act) of the Fund or grant any options or warrants to purchase senior securities of the Fund, for a period of 180 days after the date of the Prospectus, without the prior written consent of Citigroup Global Markets Inc.

          (o) Except as stated in this Agreement and in the Prospectus, neither the Fund nor the Advisers have taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Preferred Shares in violation of the federal securities laws to facilitate the sale or resale of the Preferred Shares.

          (p) The Fund will use its reasonable best efforts to cause the Preferred Shares, on or prior to the Closing Date, to be assigned a rating of `Aaa' by Moody's Investors Service, Inc. ("Moody's") and `AAA' by Fitch, Inc. ("Fitch", and together with Moody's, the "Rating Agencies").

          (q) No later than two business days after the Closing Date, the Fund shall furnish to you a report showing compliance with the asset coverage requirements of the 1940 Act and a Preferred Shares Basic Maintenance Report (as defined in the Prospectus), each dated as of the Closing Date, in form and provided by you to the Rating Agencies.

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          (r)  No later than the Closing Date, the Underwriters will provide, and will cause any selling group member to whom they have sold Preferred Shares to provide, The Bank of New York, as auction agent for the Preferred Shares, with a list of the record names of the persons to whom they have sold Preferred Shares, the number of Preferred Shares sold to each such person, and the number of Preferred Shares they are holding as of the Closing Date; provided that in lieu thereof, an Underwriter may provide The Bank of New York with a list indicating itself as the sole holder of all the Preferred Shares sold by such Underwriter.

     6. REPRESENTATIONS AND WARRANTIES OF THE FUND AND THE ADVISERS. The Fund and the Advisers, jointly and severally, represent and warrant to each Underwriter that:

          (a) Each Prepricing Prospectus complied when so filed in all material respects with the provisions of the 1933 Act, the 1940 Act and the Rules and Regulations (except that this representation and warranty does not apply to statements in or omissions from the Prepricing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Fund by or on behalf of any Underwriter through you expressly for use therein).

          (b) The Registration Statement, in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any amendment or supplement thereto when filed with the Commission under Rule 497 of the 1933 Act Rules and Regulations and the 1940 Act Notification when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission complied or will comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Rules and Regulations and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Prepricing Prospectus, in light of the circumstances under which they were made) not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Fund in writing by or on behalf of any Underwriter through you or your counsel expressly for use therein.

          (c) All the outstanding Common Shares of the Fund have been duly authorized and validly issued, are fully paid and, except as described in the Registration Statement, nonassessable and are free of any preemptive or similar rights; the Preferred Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and, except as described in the Registration Statement, nonassessable and free of any preemptive or similar rights; the Preferred Shares conform in all material respects to the description thereof in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and the Common Shares conform in all material respects to the description thereof

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     in the Registration Statement and the Prospectus (and any amendment or supplement thereto).

          (d) The Fund has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or to qualify does not have a material, adverse effect on the condition (financial or other), business, business prospects, properties, net assets or results of operations (a "Material Adverse Effect") of the Fund. The Fund has no subsidiaries.

          (e) There are no legal or governmental proceedings pending or, to the knowledge of the Fund, threatened against the Fund or to which the Fund or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required by the 1933 Act, the 1940 Act or the Rules and Regulations and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed therein as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

          (f) The Fund is not (i) in violation of its Articles of Incorporation or By-Laws or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund, including, without limitation, the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, or of any material decree of the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund or (iii) in breach or default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii) and (iii) above, for violations, breaches or defaults that do not or would not have, either individually or in the aggregate, a Material Adverse Effect on the Fund.

          (g) Neither the issuance and sale of the Preferred Shares, the execution, delivery or performance of this Agreement nor any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions contemplated hereby or thereby (i) requires the Fund to obtain any consent, approval, authorization or other order of or registration or filing which has not yet been obtained or made with the Commission, the NASD, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund (except such as may have been obtained or made prior to this Agreement and except for compliance with the securities or Blue Sky laws of various jurisdictions which have been or will be effected in accordance with this Agreement and except for compliance with the filing requirements of the NASD Division of Corporate Finance) or conflicts or will conflict with or constitutes or will constitute a breach of the Articles of Incorporation or By-Laws of the Fund or (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, except, in the case of clause (ii) above, for conflicts, breaches, defaults, violations or encumbrances that do not or would not have, either individually or in the aggregate, a Material Adverse Effect on the Fund or a material adverse effect on the Fund's ability to perform its obligations under this Agreement or the Fund Agreements.

          (h) Since the date as of which information is given in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), except as otherwise stated therein, (i) there has been no change, whether or not arising in the ordinary course of business that has or would have a Material Adverse Effect on the Fund (other than as a result of a change in the financial markets generally); (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business as described in the Prospectus (and any amendment or supplement thereto) or as contemplated by this Agreement and (iii) except for the two dividends declared by the Fund on August 7, 2003, one paid on August 29, 2003 and the other payable on September 30, 2003, each in the amount of $0.10625 per Common Share, there has been no dividend or distribution of any kind declared, paid or made by the Fund on its Common Shares.

          (i) The accountants, Ernst & Young LLP, who have audited or shall audit at or prior to the Closing Date the Statement of Assets and Liabilities dated June 18, 2003 included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), are an independent public accounting firm as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

          (j) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement to either of them) present fairly the financial position of the Fund on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement or the Prospectus (or any amendment or supplement thereto) are accurately derived from such financial statements and the books and records of the Fund.

          (k) The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus or a certification under Rule 497 under the 1933 Act Rules and Regulations, has taken all action required to be taken by it under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Preferred Shares as contemplated by this Agreement.

          (l) The execution and delivery of, and the performance by the Fund of its obligations under, this Agreement and the Fund Agreements have been duly and validly authorized by the Fund and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by the other parties hereto and thereto, the Fund Agreements constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), the Fund has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Fund and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Fund or any change or development which should reasonably be expected to have a Material Adverse Effect on the Fund.

          (n)  The Fund has not distributed and, prior to the later to occur of
     (i) the Closing Date and (ii) completion of the distribution of the Preferred Shares, will not distribute to the public in either printed or electronic form any offering material in connection with the offering and sale of the Preferred Shares other than the Registration Statement, the Prepricing Prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement and the Prospectus.

          (o) (i) The Fund has such licenses, permits, and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its property and to conduct its business in the manner described in the Prospectus (and any amendment or supplement thereto); (ii) the Fund has fulfilled and performed all its obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in the Prospectus (or any amendment or supplement thereto); except, in the case of each of clauses
     (i) and (ii), where the failure to obtain or perform its obligations with respect to such permits, or the restrictions set forth in such permits, either individually or in the aggregate, does not or would not have a Material Adverse Effect on the Fund and (iii) except as described in the Prospectus (or any amendment or supplement thereto), none of such permits contains any restriction that would reasonably be expected to have a Material Adverse Effect on the Fund.

          (p) The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and with the investment policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded account for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (q) To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of such funds is of a character required to be disclosed in the Prospectus and that is not so disclosed.

          (r) The conduct by the Fund of its business (as described in the Prospectus) does not require it to be the owner, possessor or licensee or otherwise require it to have the right to use any patents, patent licenses, trademarks, service marks or trade names (collectively, "Intellectual Property"), which it does not own, possess, license or otherwise have the right to use, except where the failure to own, possess, license or otherwise have the right to use such Intellectual Property, individually or in the aggregate, does not or would not be reasonably expected to have a Material Adverse Effect on the Fund.

          (s) Except as stated in this Agreement and in the Prospectus (and any amendment or supplement thereto), the Fund has not taken and will not take, directly or indirectly, any action designed to or which should reasonably be expected to cause or result in or which will constitute stabilization or manipulation of the price of the Preferred Shares in violation of federal securities laws and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

          (t) The Fund is duly registered under the 1940 Act as a closed-end, non-diversified management investment company and the 1940 Act Notification has been duly filed with the Commission and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act and the 1940 Act Rules and Regulations. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement thereto).

          (u) The Fund has not used or distributed and will not use or distribute (in each case, unless you so request in writing), any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts"), whether in printed or electronic form, authorized in writing by or prepared by the Fund or the Advisers for use in connection with the offering and sale of the Preferred Shares.

          (v) This Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations adopted by the Commission under the Advisers Act (the "Advisers Act Rules and Regulations").

          (w) No holder of any security of the Fund has any right to require registration of the Common Shares, Preferred Shares or any other security of the Fund because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

          (x) The Fund intends to direct the investment of the proceeds of the offering of the Preferred Shares in such a manner as to comply with the requirements of Subchapter M of the Code.

          (y) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), to the Fund's knowledge after due inquiry, no director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto.

          (z)  The Common Shares are listed on the AMEX.

     7. REPRESENTATIONS AND WARRANTIES OF THE ADVISERS. Each of the Investment Adviser and the Subadviser, jointly and severally, represents and warrants to each Underwriter as follows:

          (a) Such Adviser is a corporation or limited liability company duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, with full corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct business and is in good standing in each jurisdiction or place where the nature of its properties or conduct of its business requires such registration or qualification, except where the failure so to register or to qualify would not have a material, adverse effect on the condition (financial or other), business, properties, net assets or results of operations of such Adviser (an "Adviser Material Adverse Effect").

          (b) Such Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Fund Agreements to which it is a party for the Fund or the Sub-Advisory Agreement to which it is a party as contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto).

          (c) Such Adviser has full power and authority to enter into this Agreement, the Fund Agreements to which it is a party and the Sub-Advisory Agreement to which it is a party, the execution and delivery of, and the performance by such Adviser of its obligations under, this Agreement, the Fund Agreements to which it is a party and the Sub-Advisory Agreement to which it is a party have been duly and validly authorized by such Adviser; and this Agreement, the Fund Agreements to which it is a party and the Sub-Advisory Agreement to which it is a party have been duly executed and delivered by such Adviser and, assuming the due authorization, execution and delivery by the other parties thereto, such Fund Agreements and Sub-Advisory Agreement constitute the valid and legally binding agreements of such Adviser, enforceable against such Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of such Adviser's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (d) Such Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and under this Agreement, the Additional Compensation Agreement dated June 24, 2003 among the Investment Adviser and certain underwriters party thereto (in the case of the Investment Adviser) and the Fund Agreements to which it is a party and the Sub-Advisory Agreement to which it is a party.

          (e) The description of such Adviser and its business, and the statements directly attributable to such Adviser, in the Registration Statement and the Prospectus (and any amendment or supplement thereto) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Prepricing Prospectus, in light of the circumstances under which they were made) not misleading.

          (f) There are no legal or governmental proceedings pending or, to the knowledge of such Adviser, threatened against such Adviser that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required or that reasonably should be expected to result in an Adviser Material Adverse Effect with respect to such Adviser or that reasonably should, if determined adversely with respect to such Adviser, have a material, adverse effect on the ability of such Adviser to fulfill its obligations hereunder or under the Fund Agreements to which it is a party or under the Sub-Advisory Agreement to which it is a party.

          (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (and any amendment or supplement to either of them), except as otherwise stated therein, (i) there has been no Adviser Material Adverse Effect with respect to such Adviser, whether or not arising from the ordinary course of business and
     (ii) there have been no transactions entered into by such Adviser which are material to such Adviser other than those in the ordinary course of its business as described in the Prospectus.

          (h) Such Adviser has such licenses, permits and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its property and to conduct its business in the manner described in the Prospectus; such Adviser has fulfilled and performed all its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of such Adviser under any such permit , subject in each case to such qualification as may be set forth in the Prospectus (or any amendment or supplement thereto), except where the failure to obtain or perform its obligations with respect to such permits, or the restrictions set forth in such permits, either individually or in the aggregate, does not or would not have an Adviser Material Adverse Effect.

          (i) This Agreement, the Fund Agreements to which such Adviser is a party and the Sub-Advisory Agreement to which it is a party comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

          (j) Neither the execution, delivery or performance of this Agreement or the Fund Agreements by such Adviser which is a party thereto or the Sub-Advisory Agreement by such Adviser which is a party thereto, nor the consummation by such Adviser of the transactions contemplated hereby or thereby (i) requires such Adviser to obtain any consent, approval, authorization or other order of or registration or filing with the Commission, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over such Adviser (except such as may have been obtained or made prior to this Agreement and except for compliance with the securities or Blue Sky laws of various jurisdictions which have been or will be effected in accordance with this Agreement and except for compliance with the filing requirements of the NASD Division of Corporate Finance) or conflicts or will conflict with or constitutes or will constitute a breach of or a default under, the Certificate of Incorporation or the Certificate of Formation, as the case may be, By-Laws or the Limited Liability Company Agreement, as the case may be or (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which such Adviser is a party or by which it or any of its properties may be bound or materially violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Adviser pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of such Adviser is subject, except, in the case of clause (ii) above, for conflicts, breaches, defaults, violations or encumbrances that do not or would not have, either individually or in the aggregate, an Adviser Material Adverse Effect, or a material adverse effect on the Adviser's ability to perform its obligations under this Agreement or the Fund Agreements to which it is a party.

          (k) Except as stated in this Agreement and in the Prospectus (and in any amendment or supplement thereto), such Adviser has not taken and nor will it take, directly or indirectly, any action designed to or which should reasonably be expected to cause or result in or which will constitute, stabilization or manipulation of the price of the Preferred Shares in violation of federal securities laws and such Adviser is not aware of any such action taken or to be taken by any affiliates of such Adviser.

          (l) In the event that the Fund or such Adviser makes available any promotional materials intended for use only by qualified broker-dealers and registered representatives thereof by means of an Internet web site administered by such party or similar electronic means, such Adviser will install and maintain pre-qualification and password-protection or similar procedures which are reasonably designed to restrict access to such promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

          8.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section

     15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several (including costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Prepricing Prospectus (or any amendment or supplement to any of the foregoing) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Prepricing Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriters furnished in writing to the Fund by or on behalf of any Underwriter through you expressly for use in connection therewith provided, however, that the foregoing indemnification contained in this paragraph
     (a) with respect to the Prepricing Prospectus (or any amendment or supplement thereto) shall not inure to the benefit of any Underwriter or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Preferred Shares by such Underwriter to any person if it is shown that a copy of any such amendment or supplement to the Prepricing Prospectus or the Prospectus (which term as used in this proviso shall not include any statement of additional information unless specifically requested by such person) was not delivered or sent to such person within the time required by the 1933 Act and the 1933 Act Rules and Regulations and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Prepricing Prospectus was corrected in the supplement or amendment to the Prepricing Prospectus or in the Prospectus, provided that the Fund has delivered such supplements or amendments or the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit proper delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Fund or the Advisers may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Fund or the Advisers, such Underwriter or such controlling person shall promptly notify the Fund or the Advisers and the Fund or the Advisers shall assume the defense thereof, including the employment of counsel and the payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless (i) the Fund or the Advisers have agreed in writing to pay such fees and expenses,
     (ii) the Fund and the Advisers have failed within a reasonable time to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Fund or the Advisers and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Fund or the Advisers by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Fund and the Advisers shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Fund and the Advisers shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel if there is any action, suit or proceeding in more than one jurisdiction) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Citigroup Global Markets Inc. and that, subject to the requirements of 1940 Act Release No. 11330 and Section 17(i) of the 1940 Act, all such fees and expenses shall be reimbursed promptly as they are incurred. The Fund and the Advisers shall not be liable for any settlement of any such action, suit or proceeding effected without the written consent of the Fund or the Advisers (whether or not the Fund or the Advisers are actual or potential parties to such action, suit or proceeding), but if settled with such written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Fund and the Advisers agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, liability, damage or expense by reason by such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Fund and the Advisers, their directors, members or managers, any officers of the Fund who sign the Registration Statement and any person who controls the Fund or the Advisers within the meaning of
     Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Fund and the Advisers to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you or your counsel expressly for use in the Registration Statement, the Prospectus or the Prepricing Prospectus (or any amendment or supplement to any of the foregoing). If any action, suit or proceeding shall be brought against the Fund or the Advisers, any of their directors, members or managers, any such officer or any such controlling person, based on the Registration Statement, the Prospectus or the Prepricing Prospectus (or any amendment or supplement to any of the foregoing) and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Fund by paragraph (b) above (except that if the Fund or the Advisers shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense) and the Fund and the Advisers, their directors, any such officer and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Advisers on the one hand (treated jointly for this purpose as one person) and the Underwriters on the other hand from the offering of the Preferred Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Advisers on the one hand (treated jointly for this purpose as one person) and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Advisers on the one hand (treated jointly for this purpose as one person) and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund as set forth in the table on the cover page of the Prospectus bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Preferred Shares as set forth in the table on the cover page of the Prospectus. The relative fault of the Fund and the Advisers on the one hand (treated jointly for this purpose as one person) and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund and the Advisers on the one hand (treated jointly for this purpose as one person) or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Fund, the Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
     (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
     Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Preferred Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Preferred Shares set forth opposite their names in Schedule I (or such numbers of Preferred Shares increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability from claimants on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 8 shall, subject to the requirements of Release No. 11330 and
     Section 17(i) of the 1940 Act, be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
     Section 8 and the representations and warranties of the Fund and the Advisers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Fund, the Advisers or their directors, members, managers or officers or any person controlling the Fund or the Advisers, (ii) acceptance of any Preferred Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or to the Fund, the Advisers or their directors or officers or any person controlling any Underwriter, the Fund or the Advisers shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase any Preferred Shares hereunder are subject to the accuracy of and compliance with the representations, warranties and agreements of and by the Fund and the Advisers contained herein on and as of the date hereof, the date on which the Registration Statement becomes or became effective, the date of the Prospectus (and of any amendment or supplement thereto) and the Closing Date; to the accuracy and completeness of all statements made by the Fund, the Advisers or any of their officers in any certificate delivered to the Representative or its counsel pursuant to this Agreement and to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Preferred Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof or at such later date and time as shall be consented to in writing by you and all filings, if any, required by Rules 497 and 430A under the 1933 Act Rules and Regulations shall have been timely made; no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Fund, the Advisers or any Underwriter, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) You shall have received on the Closing Date an opinion of Kirkpatrick & Lockhart LLP, counsel for the Fund, dated the Closing Date and addressed to you, as Representative of the several Underwriters, to the effect that:


               (i) The Fund is a corporation duly established, validly existing and in good standing under the laws of the State of Maryland with full power and authority to own and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto through the delivery of this opinion) and is qualified to do business as a foreign corporation in the State of New York, which we have been advised by an officer of the Fund is the only state in which the Fund maintains an office for the conduct of its business;

               (ii) The Fund has, or at the relevant time had, the corporate power and authority to enter into the Underwriting Agreement and the Fund Agreements and to issue, sell and deliver the Preferred Shares to the Underwriters as provided in the Underwriting Agreement and the Underwriting Agreement and each of the Fund Agreements have been duly authorized, executed and delivered by the Fund;

               (iii) The number of authorized shares of capital stock of the Fund is as set forth in the Registration Statement and Prospectus (or any amendment or supplement thereto through the delivery of this opinion) under the caption "The Fund;" and the description of the authorized capital stock of the Fund contained in the Prospectus (or any amendment or supplement thereto through the delivery of this opinion) under the caption "Description of Preferred Shares" conforms in all material respects as to legal matters to the terms thereof contained in the Fund's Articles of Incorporation;

               (iv) All of the shares of capital stock of the Fund outstanding prior to the issuance of the Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable;

               (v) The Preferred Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered to the Underwriters by the Fund pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights that entitle or will entitle any person to acquire any Preferred Shares upon the issuance thereof by the Fund;

               (vi) The Registration Statement and all post-effective amendments, if any, filed through the delivery of this opinion have become effective under the 1933 Act and, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before the Commission; and any filing of the Prospectus and any amendments or supplements thereto required pursuant to Rule 497 of the 1933 Act Rules and Regulations prior to the date of such opinion has been made in accordance with Rule 497;

               (vii) The Fund is duly registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company;

               (viii) Other than with respect to financial statements and related notes and schedules and any other financial, accounting and statistical information that is included or incorporated by reference in, or omitted from, the following documents, as to which we express no opinion: (i) the Registration Statement and the Prospectus (and any amendment or supplement thereto through the delivery of this opinion) comply as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations; and (ii) the Fund's notification of registration on Form N-8A complies as to form in all material aspects with the requirements of the 1940 Act and the 1940 Act Rules and Regulations;

               (ix) The statements made in the Registration Statement and the Prospectus (and any amendment or supplement thereto through the delivery of this opinion) under the caption "Tax Matters" have been reviewed by us and, to the extent they describe or summarize federal income tax laws, present a fair and accurate description or summary thereof;

               (x) The statements made in the Registration Statement and the Prospectus (and any amendment or supplement thereto through the delivery of this opinion) under the caption "The Management of the Fund," "Description of Preferred Shares" and "Certain Provisions in the Articles of Incorporation" have been reviewed by us and, to the extent they describe or summarize contracts, agreements or other legal documents or legal matters, present a fair and accurate description or summary thereof;

               (xi) To our knowledge, (A) other than as described or contemplated in the Prospectus (or any amendment or supplement thereto through the delivery of this opinion), there are no actions, suits or other legal or governmental proceedings pending or expressly threatened against the Fund (through the delivery of this opinion) which may reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the properties or assets of the Fund, the consummation by the Fund of the transactions contemplated in the Underwriting Agreement or the performance by the Fund of its obligations thereunder and (B) there are no material agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto through the delivery of this opinion) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

               (xii) The Fund Agreements do not violate in any material respect any applicable provision of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations;

               (xiii) Neither the offer, sale or delivery of the Preferred Shares, the execution, delivery or performance by the Fund of its obligations under the Underwriting Agreement or the Fund Agreements, compliance by the Fund with the provisions thereof, consummation by the Fund of the transactions contemplated thereby nor the adoption of the Fund's Dividend Reinvestment Plan (i) violates the charter or bylaws of the Fund; (ii) violates any material agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties is bound that is an exhibit to the Registration Statement or that is known to us except for violations that would not have a Material Adverse Effect; (iii) to our knowledge, will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Fund; (iv) to our knowledge, will result in any violation of the Covered Laws or any existing material judgment, injunction, order or decree known to us specifically naming the Fund or any of its properties, except that, in the published opinion of the Commission, the indemnification provisions in the Underwriting Agreement and the Fund Agreements, insofar as they relate to indemnification for liabilities arising under the 1933 Act, may be against public policy as expressed in the 1933 Act and therefore unenforceable; or (v) to our knowledge, requires the Fund to obtain any consent, approval, authorization or order of or file any registration with the Commission, the NASD, any national securities exchange, any arbitrator, any court or any other governmental body, agency or regulatory, self-regulatory or administrative agency or any official of the State of Maryland (except as have been made or obtained or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Preferred Shares); and

               (xiv) Assuming due authorization, execution and delivery by the other parties thereto and that the performance of the Fund Agreements by such other parties will not violate law, agreements to which such other parties or their properties are subject or orders applicable to such other parties, the Fund Agreements constitute the valid, legal and binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as such enforceability may be limited by the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and remedies generally and by general equitable principles, whether enforcement is considered in a proceeding in equity or at law, and except as rights to indemnity thereunder may be limited by federal or state securities laws.


          Such counsel shall also state that such counsel is not opining as to factual matters, and the character of determinations involved in the registration process is such that, other than as expressly set forth in numbered paragraphs (iii), (ix) and (x) above, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement and the Prospectus or in any amendment or supplement thereto. Other than as expressly set forth in numbered paragraphs (iii), (ix) and (x) above, such counsel shall also state that it assumes the correctness and completeness of the information included therein, and such counsel has made no independent investigation or verification of that information. However, such counsel shall state that it has participated in the preparation of the Registration Statement and the Prospectus and in discussions with certain officers and directors of the Fund, certain officers and employees of the Advisers and your representatives, and that such counsel has reviewed certain Fund records and documents. Such counsel shall state that, based on that participation and review, it can advise you that nothing has come to its attention that causes it to believe that the Registration Statement, including any Rule 462(b) Registration Statement and any Rule 430A Information, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the time that the Prospectus was issued or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall state that such paragraph does not address, and such counsel need not express any opinion with respect to, the financial statements and related notes and schedules, and other financial, accounting, and statistical information, included in, incorporated by reference in, or omitted from the Registration Statement, the Prospectus, or any amendment or supplement to either of them. Such counsel also need not express any opinion with respect to any matter relating to compliance with financial covenants or financial requirements.

          In rendering such opinion, such counsel may limit such opinion to matters involving the application of the laws of the State of Maryland, the State of New York and the United States and may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by the Fund as to laws of any jurisdiction other than the United States and the State of Maryland, provided that (X) each such local counsel is acceptable to the Representative, (Y) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representative and is, in form and substance satisfactory to them and their counsel and (Z) counsel shall state in their view that they believe that they and the Underwriters are justified in relying thereon.

          (c) You shall have received on the Closing Date an opinion of Willkie Farr & Gallagher, counsel for the Investment Adviser, dated the Closing Date and addressed to you, as Representative of the several Underwriters, to the effect that:

               (i) The Investment Adviser is a corporation validly existing in good standing under the laws of the State of New York with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each state set forth on Annex A to such opinion, such states being those in which the Investment Adviser has represented lists all states in which the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or to qualify does not have a material, adverse effect on the condition (financial or other), business, properties, net assets or results of operations of the Investment Adviser (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the relevant jurisdictions regarding the Investment Adviser's due registration, qualification and good standing, and in respect of matters of fact upon certificates of the Investment Adviser);

               (ii) The Investment Adviser is duly registered with the Commission under the Advisers Act as an investment adviser and is not prohibited by the Advisers Act, the 1940 Act or the Rules and Regulations under such acts from acting as the investment adviser for the Fund under the Management Agreement and the Administration Agreement as contemplated by the Prospectus (and any amendment or supplement thereto);

              (iii) The Investment Adviser has corporate power and authority to enter into this Agreement, the Management Agreement, the Administration Agreement and the Sub-Advisory Agreement; this Agreement, the Management Agreement, the Administration Agreement and the Sub-Advisory Agreement have been duly authorized, executed and delivered by the Investment Adviser; and (assuming the due authorization, execution and delivery by each of the other parties thereto) each of the Management Agreement, the Administration Agreement and the Sub-Advisory Agreement is a valid, legal and binding agreement of the Investment Adviser, enforceable against the Investment Adviser in accordance with its terms, as rights to indemnity and contribution thereunder may be limited by public policy or federal or state securities laws and subject to the qualification that the enforceability of the Investment Adviser's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (except that counsel may state that it expresses no opinion as to the reasonableness or fairness of compensation payable under the Management Agreement or the Sub-Advisory Agreement).;

               (iv) Each of the Management Agreement and the Sub-Advisory Agreement complies in all material respects with all applicable provisions of the Advisers Act, the 1940 Act and the Advisers Act Rules and Regulations and the 1940 Act Rules and Regulations (except that counsel may state that it expresses no opinion as to the reasonableness or fairness of compensation payable under the Management Agreement and the Sub-Advisory Agreement);

               (v) Neither (A) the execution and delivery by the Investment Adviser of this Agreement, the Management Agreement, the Administration Agreement or the Sub-Advisory Agreement nor (B) the consummation by the Investment Adviser of the transactions contemplated hereunder or thereunder constitutes or will constitute a breach of or a default under (i) the Certificate of Incorporation or By-Laws of the Investment Adviser or (ii) any material agreement, indenture, lease or other instrument set forth on Schedule A thereto furnished to such counsel by the Investment Adviser and which the Investment Adviser has represented lists all agreements and instruments to which the Investment Adviser is a party or by which the Investment Adviser is bound or to which any of the property or assets of the Investment Adviser is subject that are material to the business or operations of the Investment Adviser or (iii) result in any violation of any applicable United States federal or New York law, rule, regulation (other than state securities or "blue sky" laws, as to which such counsel need express no opinion, and other than United States federal securities laws as to which such counsel need express no opinion, except as otherwise specifically set forth therein) or order of any New York or United States federal court, governmental instrumentality, securities exchange or association or arbitrator, in each case known to such counsel after reasonable inquiry (provided that, such inquiry shall not include any obligation on the part of such counsel to conduct, or cause to be conducted, any review of the files or indices of any court, governmental instrumentality, securities exchange or association or arbitrator), except, in the case of each of clauses (ii) and (iii), for such conflicts or breaches which do not, either individually or in the aggregate, have an Adviser Material Adverse Effect on the Investment Adviser or a material adverse effect on the Investment Adviser's ability to perform its obligations under this Agreement or the Fund Agreements to which it is a party;

               (vi) To the best knowledge of such counsel after reasonable inquiry (provided that, such inquiry shall not include any obligation on the part of such counsel to conduct, or cause to be conducted, any review of the files or indices of any court, governmental instrumentality, securities exchange or association or arbitrator), other than as described or contemplated in the Prospectus (and any amendment or supplement thereto), there are no actions, suits or other legal or governmental proceedings pending or threatened against the Investment Adviser or to which the Investment Adviser or any of its property is subject which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto); and

              (vii) No material consent, approval, authorization or order of any New York or United States federal court, regulatory body, administrative or other governmental body, agency or official is required on the part of the Investment Adviser for the performance of this Agreement, the Management Agreement, the Administration Agreement or the Sub-Advisory Agreement by the Investment Adviser or for the consummation by the Investment Adviser of the transactions contemplated hereby or thereby , except such as (i) have been obtained under the United States federal securities laws and (ii) may be required under state securities or "blue sky" laws, in each case, as to which such counsel need express no opinion, in connection with the purchase and distribution of the Preferred Shares by the Underwriters pursuant to this Agreement.

          Such counsel shall also state that such counsel are not opining as to factual matters, and the character of determinations involved in the registration process is such that such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement and the Prospectus or in any amendment or supplement thereto. Such counsel shall also state that such counsel assumes the correctness and completeness of the information included therein, and such counsel has made no independent investigation or verification of that information. However, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus and in discussions with certain officers and directors of the Fund, certain officers and employees of the Investment Adviser and your representatives, and such counsel have reviewed certain records and documents of the Advisers. Based on that participation and review, such counsel shall state that they can advise you that nothing has come to their attention that causes them to believe that the description of the Investment Adviser and its business, and the statements directly attributable to the Investment Adviser, set forth in the Registration Statement, including any Rule 462(b) Registration Statement and any Rule 430A Information, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the description of the Investment Adviser and its business, and the statements directly attributable to the Investment Adviser, set forth in the Prospectus or any amendment or supplement thereto, at the time that the Prospectus was issued or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall state that such paragraph does not address, and such counsel need not express any opinion with respect to, the financial statements and related notes and schedules, and other financial, accounting and statistical information (including information with respect to assets under management), included in, or incorporated by reference in, or omitted from the Registration Statement, the Prospectus, or any amendment or supplement to either of them. Such counsel also need not express any opinion with respect to any matter relating to compliance with financial covenants or financial requirements.

          In rendering such opinion, counsel may limit such opinion to matters involving the application of the laws of the State of New York and the laws of the United States and may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by the Investment Adviser as to laws of any jurisdiction other than the United States and the State of New York, provided that (X) each such local counsel is acceptable to the Representative, (Y) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representative and is, in form and substance, satisfactory to them and their counsel and (Z) counsel shall state in their view that they believe that they and the Underwriters are justified in relying thereon.

          (d) You shall have received on the Closing Date an opinion of Willkie Farr & Gallagher, counsel for the Subadviser, dated the Closing Date and addressed to you, as Representative of the several Underwriters, to the effect that:

               (i) The Subadviser is a limited liability company validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each state set forth on Annex A to such opinion, such states being those in which the Subadviser has represented lists all states in which the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or to qualify does not have a material, adverse effect on the condition (financial or other), business, properties, net assets or results of operations of the Subadviser (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the relevant jurisdictions regarding the Subadviser's due registration, qualification and good standing and in respect of matters of fact upon certificates of the Subadviser;

               (ii) The Subadviser is duly registered with the Commission under the Advisers Act as an investment adviser and is not prohibited by the Advisers Act, the 1940 Act or the rules and regulations promulgated by the Commission under such acts from acting as the subadviser for the Fund under the Sub-Advisory Agreement as contemplated by the Prospectus (and any amendment or supplement thereto);

              (iii) The Subadviser has corporate power and authority to enter into this Agreement and the Sub-Advisory Agreement; this Agreement and the Sub-Advisory Agreement have been duly authorized, executed and delivered by the Subadviser; and (assuming the due authorization, execution and delivery by each of the other parties thereto) each of the Agreement and the Sub-Advisory Agreement is a valid, legal and binding agreement of the Subadviser, enforceable against the Subadviser in accordance with its terms, as rights to indemnity and contribution thereunder may be limited by public policy or federal or state securities laws and subject to the qualification that the enforceability of the Subadviser's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (except that counsel may state that it expresses no opinion as to the reasonableness or fairness of compensation payable under the Sub-Advisory Agreement;

               (iv) The Sub-Advisory Agreement complies in all material respects with all applicable provisions of the Advisers Act, the 1940 Act and the Advisers Act Rules and Regulations and the 1940 Act Rules and Regulations (except that counsel may state that it expresses no opinion as to the reasonableness or fairness of compensation payable under the Sub-Advisory Agreement;

               (v) Neither (A) the execution and delivery by the Subadviser of this Agreement or the Sub-Advisory Agreement nor (B) the consummation by the Subadviser of the transactions contemplated hereunder or thereunder constitutes or will constitute a breach of or a default under (i) the organizational documents of the Subadviser or (ii) any material agreement, indenture, lease or other instrument set forth on Schedule A thereto furnished to such counsel by the Subadviser and which the Subadviser has represented lists all agreements and instruments to which the Subadviser is a party or by which the Subadviser is bound or to which any of the property or assets of the Subadviser is subject that are material to the business or operations of the Subadviser or (iii) result in any violation of any applicable United States federal or New York law, rule, regulation (other than state securities or "blue sky" laws, as to which such counsel need express no opinion, and other than United States federal laws, as to which such counsel need express no opinion, except as otherwise specifically set forth therein) or order of any New York or United States federal court, governmental instrumentality, securities exchange or association or arbitrator, in each case known to such counsel after reasonable inquiry (provided that, such inquiry shall not include any obligation on the part of such counsel to conduct, or cause to be conducted, any review of the files or indices of any court, governmental instrumentality, securities exchange or association or arbitrator), except, in the case of each of clauses
          (ii) and (iii), for such conflicts or breaches which do not, either individually or in the aggregate, have an Adviser Material Adverse Effect on the Subadviser or a material adverse effect on the Subadviser's ability to perform its obligations under this Agreement or the Fund Agreements to which it is a party;

               (vi) To the best knowledge of such counsel after reasonable inquiry (provided that, such inquiry shall not include any obligation on the part of such counsel to conduct, or cause to be conducted, any review of the files or indices of any court, governmental instrumentality, securities exchange or association or arbitrator), other than as described or contemplated in the Prospectus (and any amendment or supplement thereto), there are no actions, suits or other legal or governmental proceedings pending or threatened against the Subadviser or to which the Subadviser or any of its property is subject that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto); and

             (viii) No material consent, approval, authorization or order of any New York or United States federal court, regulatory body, administrative or other governmental body, agency or official is required on the part of the Subadviser for the performance of this Agreement or the Sub-Advisory Agreement by the Subadviser or for the consummation by the Subadviser of the transactions contemplated hereby or thereby, except such as (i) have been obtained under the United States federal securities laws and (ii) may be required under state securities or "blue sky" laws, in each case, as to which such counsel need express no opinion, in connection with the purchase and distribution of the Preferred Shares by the Underwriters pursuant to this Agreement.

          Such counsel shall also state that such counsel are not opining as to factual matters, and the character of determinations involved in the registration process is such that such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the information included in the Registration Statement and the Prospectus or in any amendment or supplement thereto. Such counsel shall also state that such counsel assumes the correctness and completeness of the information included therein, and such counsel has made no independent investigation or verification of that information. However, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus and in discussions with certain officers and directors of the Fund, certain officers and employees of the Subadviser and your representatives, and such counsel have reviewed certain records and documents of the Advisers. Based on that participation and review, such counsel shall state that they can advise you that nothing has come to their attention that causes them to believe that the description of the Subadviser and its business, and the statements directly attributable to the Subadviser, set forth in the Registration Statement, including any Rule 462(b) Registration Statement and any Rule 430A Information, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the description of the Subadviser and its business, and the statements directly attributable to the Subadviser, set forth in the Prospectus or any amendment or supplement thereto, at the time that the Prospectus was issued or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall state that such paragraph does not address, and such counsel need not express any opinion with respect to, the financial statements and related notes and schedules, and other financial, accounting and statistical information (including information with respect to assets under management), included in, or incorporated by reference in, or omitted from the Registration Statement, the Prospectus, or any amendment or supplement to either of them. Such counsel also need not express any opinion with respect to any matter relating to compliance with financial covenants or financial requirements.

          In rendering such opinion, counsel may limit such opinion to matters involving the application of the Delaware Limited Liability Company laws, the State of New York and the laws of the United States and may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by the Subadviser as to laws of any jurisdiction other than the United States and the Delaware Limited Liability Company laws, provided that (X) each such local counsel is acceptable to the Representative, (Y) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representative and is, in form and substance, satisfactory to them and their counsel and (Z) counsel shall state in their view that they believe that they and the Underwriters are justified in relying thereon.

          (e) That you shall have received on the Closing Date, (i) an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, and (ii) a letter from Cleary, Gottlieb, Steen & Hamilton, special counsel for the Underwriters, each dated the Closing Date and addressed to you, as Representative of the several Underwriters, with respect to such matters as the Underwriters may require and the Fund, the Advisers and their respective counsels shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (f) That you shall have received letters addressed to you, as Representative of the several Underwriters, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (g) (i) No order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus (or any amendment or supplement thereto) or any Prepricing Prospectus shall have been issued and no proceedings for such purpose or for the purpose of commencing an enforcement action against the Fund, the Advisers or, with respect to the transactions contemplated by the Prospectus (or any amendment or supplement thereto) and this Agreement, any Underwriter, may be pending before or, to the knowledge of the Fund, the Advisers or any Underwriter or in the reasonable view of counsel to the Underwriters, shall be threatened or contemplated by the Commission at or prior to the Closing Date and that any request for additional information on the part of the Commission (to be included in the Registration Statement, the Prospectus or otherwise) be complied with to the satisfaction of the Representative, (ii) there shall not have been any change in the capital stock of the Fund nor any material increase in debt of the Fund from that set forth in the Prospectus (and any amendment or supplement thereto) and the Fund shall not have sustained any material liabilities or obligations, direct or contingent, other than those reflected in the Prospectus (and any amendment or supplement thereto); (iii) since the date of the Prospectus there shall not have been any material, adverse change in the condition (financial or other), business, business prospects, properties, net assets or results of operations of the Fund or the Advisers; (iv) the Fund and the Advisers must not have sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree or from any other occurrence not described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and (v) all of the representations and warranties of the Fund and the Advisers contained in this Agreement shall be true and correct on and as of the date hereof and as of the Closing Date as if made on and as of the Closing Date.

          (h) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change or any development involving a prospective change that would have a Material Adverse Effect or Adviser Material Adverse Effect on the Fund or the Advisers, respectively, not contemplated by the Prospectus (and any amendment or supplement thereto (and other than as a result of changes in market conditions generally), which in your opinion, as Representative of the several Underwriters, would materially, adversely affect the market for the Preferred Shares or (ii) any event or development relating to or involving the Fund, the Advisers or any officer or director of the Fund or the Advisers which makes any statement of a material fact made in the Prospectus (or any amendment or supplement thereto) untrue or which, in the opinion of the Fund and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus (or any amendment or supplement thereto) in order to state a material fact required by the 1933 Act, the 1940 Act, the Rules and Regulations or any other law to be stated therein or necessary in order to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, if amending or supplementing the Prospectus (or any amendment or supplement thereto) to reflect such event or development would, in your opinion, as Representative of the several Underwriters, materially, adversely affect the market for the Preferred Shares.

          (i) That neither the Fund nor the Advisers shall have failed at or prior to the Closing Date to have performed or complied with any of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

          (j) That you shall have received on the Closing Date a certificate, dated such date, of the president, any managing director or any vice president and of the controller, treasurer or assistant treasurer of each of the Fund, the Investment Adviser and the Subadviser certifying that (i) the signers have carefully examined the Registration Statement, the Prospectus (and any amendments or supplements thereto) and this Agreement,
     (ii) the representations and warranties of the Fund (with respect to the certificates from such Fund officers) and the representations and warranties of the Advisers (with respect to the certificates from such officers of the Advisers) in this Agreement are true and correct on and as of the date of the certificate as if made on such date, (iii) since the date of the Prospectus (and any amendment or supplement thereto) there has not been any change that would have a Material Adverse Effect on the Fund (with respect to the certificates from such Fund officers) or an Adviser Material Adverse Effect on the Advisers (with respect to the certificates from such officers of the Advisers), (iv) to the knowledge of such officers after reasonable investigation, no order suspending the effectiveness of the Registration Statement or prohibiting the sale of any of the Preferred Shares or having a Material Adverse Effect on the Fund (with respect to the certificates from such Fund officers) or an Adviser Material Adverse Effect on the Advisers (with respect to the certificates from such officers of the Advisers) has been issued and no proceedings for any such purpose are pending before or, to the knowledge of such officers, threatened by the Commission or any court or other regulatory body, the NASD, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official, (v) each of the Fund (with respect to certificates from such Fund officers) and the Advisers (with respect to certificates from such officers of the Advisers) has performed and complied with all agreements that this Agreement requires it to perform by such Closing Date, (vi) neither the Fund (with respect to the certificate from such officers of the Fund) nor the Advisers (with respect to the certificate from such officers of the Advisers) has sustained any material loss or interference with its business from any court or from legislative or other governmental action, order or decree or from any other occurrence not described in the Registration Statement and the Prospectus and any amendment or supplement thereto and (vii) with respect to the certificate from such officers of the Fund, there has not been any change in the capital stock of the Fund nor any material increase in the debt of the Fund from that set forth in the Prospectus (or any amendment or supplement thereto) and the Fund has not sustained any material liabilities or obligations, direct or contingent, other than those reflected in the Prospectus (or any amendment or supplement thereto).

          (k) The Fund shall have furnished to you a certificate, dated the Closing Date, of the president, any managing director, the controller, treasurer or assistant treasurer of the Fund certifying that the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (as defined in the Prospectus), have been met as of such date. The certificate shall assume the receipt of the net proceeds from the sale of the Preferred Shares.

          (l) The Fund shall have received from Moody's and Fitch, respectively, and shall have delivered to Citigroup Global Markets Inc., as Representative of the Underwriters, letters indicating that each series of

     Preferred Shares has been rated `Aaa' by Moody's and `AAA' by Fitch, dated on or before the Closing Date, and there shall not have been given any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the shares of each series of the Preferred Shares by either Rating Agency.

          (m) That the Fund and the Advisers shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Fund and the Advisers).

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel acting in good faith.

          Any certificate or document signed by any officer of the Fund or the Advisers and delivered to you, as Representative of the Underwriters or to Underwriters' counsel, shall be deemed a representation and warranty by the Fund or the Advisers to each Underwriter as to the statements made therein.

     10.  EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Preferred Shares may commence, when oral (confirmed promptly in writing) or written notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Fund by notifying you or by you, as Representative of the several Underwriters, by notifying the Fund.

     If any one or more of the Underwriters shall fail or refuse to purchase Preferred Shares which it or they have agreed to purchase hereunder and the aggregate number of Preferred Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Preferred Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the aggregate number of Preferred Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Preferred Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Salomon Smith Barney Master Agreement Among Underwriters, to purchase Preferred Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Preferred Shares and the aggregate number of Preferred Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Preferred Shares and arrangements satisfactory to you and the Fund for the purchase of such Preferred Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Fund are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Fund. In any such case which does not result in termination of this

Agreement, either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Fund, purchases Preferred Shares which a defaulting Underwriter agreed, but failed or refused, to purchase.

     Any notice under this Section 10 may be made by telegram, facsimile or telephone but shall be subsequently confirmed by letter.

     11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriters to the Fund or the Advisers, by notice given to the Fund or the Advisers prior to delivery of and payment for the Preferred Shares, if at any time prior to such time (i) trading in the Fund's Common Shares shall have been suspended by the Commission or the AMEX or trading in securities generally on the New York Stock Exchange or AMEX shall have been suspended or limited or minimum prices for trading in securities generally shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared by either federal or New York state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets in the United States is such as to make it, in your sole judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Shares as contemplated by the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Fund or the Advisers by telegram, facsimile or telephone and shall be subsequently confirmed by letter.

     12. EXPENSES. The Fund agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Fund of its obligations hereunder: (i) the preparation, printing or reproduction, filing (including, without limitation, the filing fees prescribed by the 1933 Act, the 1940 Act and the Rules and Regulations) and distribution of the Registration Statement (including exhibits thereto), the Prospectus, each Prepricing Prospectus and all amendments or supplements to any of them, (ii) the printing (or reproduction) and delivery, including, but not limited to, the Underwriters and dealers, (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus and all amendments or supplements to any of them, except as provided in Section 5 of the Agreement, as may be reasonably requested for use in connection with the offering and sale of the Preferred Shares, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Preferred Shares, if any, including any stamp taxes and transfer agent and registrar fees payable in connection with the original issuance and sale of such Preferred Shares, (iv) the registrations or qualifications, if necessary, of the Preferred Shares for offer and sale thereof, if any, as are required under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification), (v) the fees and expenses of the Fund's independent accountants, counsel for the Fund and of the transfer agent and the auction agent, (vi) the printing (or reproduction) and delivery of this Agreement, any dealer agreements, the preliminary and supplemental Blue Sky Memoranda (if any) and all other company-authorized agreements or other documents printed (or reproduced) and delivered in connection with the offering of the Preferred Shares, (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD and incurred with respect to the review of the offering of the Preferred Shares by the NASD, which fees and expenses of counsel, together with the fees, expenses and disbursements of counsel set forth in paragraph (iv) of this Section 12 above, shall not exceed $5,000, exclusive of NASD and filing fees and (viii) the fees paid to the Rating Agencies.

     Notwithstanding the foregoing, in the event that the sale of the Preferred Shares is not consummated pursuant to Section 2 hereof, the Advisers will pay the costs and expenses of the Fund set forth above in this Section 12 (i) through (viii), and reimbursements of Underwriter expenses in connection with the offering shall be made in accordance with Section 5(k) hereof.

     13. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph of the cover page regarding delivery of the Preferred Shares, the names of the underwriters and numbers of Preferred Shares listed opposite such names in the first paragraph under the caption "Underwriting" in the Prospectus, as well as, under the same caption, the statements regarding the selling concessions and reallowances of selling concessions in the third paragraph, the last sentence of the third paragraph, the ninth paragraph and the tenth paragraph constitute the only information relating to any Underwriter furnished to the Fund in writing by or on behalf of the Underwriters through you as such information is referred to herein, expressly for use in the Prospectus.

     14. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (a) if to the Fund or the Advisers, c/o Neuberger Berman, LLC, 605 Third Avenue, New York, New York 10158; Attention: Ellen Metzger, Esq., with a copy to Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036; Attention Art Delibert; or (b) if to you, as Representative of the Underwriters, at the office of Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Fund, the Advisers, their directors and officers and the other controlling persons referred to in Section 8 hereof and their respective successors and assigns to the extent provided herein and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Preferred Shares in his status as such purchaser.

     A copy of the Articles of Incorporation of the Fund is on file with the Secretary of State of the State of Maryland. This Agreement has been executed on behalf of the Fund by an executive officer of the Fund in such capacity and not individually and the obligations of the Fund under this Agreement are not binding upon such officer, any of the directors or the shareholders individually but are binding only upon the assets and property of the Fund.

     15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Fund and the Advisers and the several Underwriters.


                                 Very truly yours,

                                 NEUBERGER BERMAN INCOME OPPORTUNITY FUND INC.



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                 NEUBERGER BERMAN MANAGEMENT INC.



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:



                                 NEUBERGER BERMAN, LLC



                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

Confirmed as of the date
 first above written on
behalf of themselves and
the other several Underwriters
named in Schedule I hereto.



By:                        CITIGROUP GLOBAL MARKETS INC.


AS REPRESENTATIVE OF THE SEVERAL UNDERWRITERS

By:  CITIGROUP GLOBAL MARKETS INC.



     By:
        ----------------------------------
        Name:
        Title:

                                   SCHEDULE I


                                         NUMBER OF               NUMBER OF
                                   SERIES A PREFERRED       SERIES B PREFERRED
NAME OF UNDERWRITER                       SHARES                  SHARES
-------------------                ------------------       ------------------
Citigroup Global Markets Inc.             1,757                   1,757

Merrill, Lynch, Pierce, Fenner
  & Smith Incorporated                      753                     753


--------------------------------------------------------------------------------
TOTAL                                     2,510                   2,510